SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On December 17, 2013, CodeSmart Holdings, Inc. (the “Company”) executed a Securities Purchase Agreement (the “SPA”), with ILIAD Research and Trading L.P. (the “Investor”) for the sale of a Convertible Promissory Note (the “Note”) and a warrant (the “Warrant”) to purchase 187,500 shares of common stock, par value $.0001 per share (“Common Stock”) for gross proceeds of $200,000.  The sale of the Note and the Warrant to the Investor was funded and closed on December 19, 2013 (the “Offering”). The Note accrues interest at 10% per annum and will be due 9 months from the issuance date (“Maturity Date”). The Investor has the right to convert the Note from time to time at the initial conversion price of $1.00 subject to adjustments set forth in the Note. The Company may repay the Note in cash or in shares of Common Stock in three equal installments on the seven month anniversary, the eight month anniversary and the Maturity Date. If the Company elects to repay with Common Stock, the share price for calculating the number of shares to be issued is the lower of (i) then Conversion Price in effect, or (ii) the Market Price. The “Market Price” means 70% of the three lowest volume-weighted average prices (“VWAP”) of the Common Stock during the preceding 20 trading days, and if such three lowest VWAP is less than $1.00, “70%” shall be replaced with “65%.” The Warrant has a term of five years and an exercise price of $1.20 with a cashless exercise feature.

The foregoing description of the terms of the SPA, the Note and the Warrant is qualified in its entirety by reference to the provisions of the Securities Purchase Agreement, dated December 17, 2013, the Note and the Warrant which are included as Exhibit 10.1,  Exhibit 4.1 and Exhibit 4.2 to this Current Report and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The above referenced issuance of the Company’s securities in the Offering was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(c) of Regulation D promulgated under the 1933 Act for such issuance.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Note.

4.2	Form of Warrant.

10.1	Securities Purchase Agreement, dated December 17, 2013, by and between the Company and ILIAD Research and Trading L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: December 20, 2013	By:	/s/ Diego E. Roca
Name: Diego E. Roca
Title: Chief Financial Officer

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